EXHIBIT 99.3
                                    GLOSSARY

Accretionary  wedge   A geological  terrain which is attached to another terrain by plate tectonics.

Aimag                 The same as county or district.

Aleurolite            Unconsolidated   sedimentary   rock  which  is  very  fine
                      grained.

Alluvial Plain        A gently sloping plain associated with rivers.

Andesite Dyke         A rock made of a dark green mineral which is intruded into another rock in a sheet like fashion.

Back Arc Basin        The area between the shoreline and a chain of islands that rises from the deep sea near the continent

Basalt                A type of dark colour rock

Continental margin    A part of the oceanic  floor between the shoreline and the deep part of the ocean.

Craton A part of the Earth's crust which has attained stability and which has had little deformation for a prolong period of time.

Epidotization         The act of epidote (a  mineral)  being  introduced  into a rock.

Forearc Basin         The area between deep ocean and a chain of islands  rising from the deep sea near the continents

Foreland An area of the continental crust at the edge and next to the ocean.

Ground Truthing       Where the  geological  information on the map is vefied by physically visiting the location.

Island Arc            A chain  of  islands  rising  from  the  deep sea near the continent.

Mtamorphic            A  mineralogical  and  structure  adjustment  of  a  rock, through pressure and/or temperature

Ophiolitic            A group of dark to very dark rocks  which are  composed of dark green minerals.

Porphyry An igneous rock with very coarse grained minerals set in fine grained material.

Strike slip           In a fault where the movement is parallel to the strike of fault.

Subduction            Zone An elonganted  region which a crustal block  descends relative to another crustal block.

Turbidite             A sedimentary rock deposited by a violent underwater flow.